Exhibit 10.2

SECURITIZED UTILITY TARIFF PROPERTY PURCHASE AND SALE AGREEMENT

between

KANSAS GAS SERVICE SECURITIZATION I, L.L.C.

Issuer

and

KANSAS GAS SERVICE, a Division of ONE Gas, Inc.

Seller

Dated as of             , 2022

i

ii

SECURITIZED UTILITY TARIFF PROPERTY PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of            , 2022, between KANSAS GAS SERVICE SECURITIZATION I, L.L.C., a Delaware limited liability company (the “Issuer”), and KANSAS GAS SERVICE, a division of ONE Gas, Inc., an Oklahoma corporation, as seller (the “Seller”).

WHEREAS, the Issuer desires to purchase the Securitized Utility Tariff Property created pursuant to the Securitization Act and the Financing Order;

WHEREAS, the Seller is willing to sell its rights and interests in and to the Securitized Utility Tariff Property to the Issuer;

WHEREAS, the Issuer, in order to finance the purchase of the Securitized Utility Tariff Property, will issue the Securitized Utility Tariff Bonds under the Indenture; and

WHEREAS, the Issuer, to secure its obligations under the Securitized Utility Tariff Bonds and the Indenture, will pledge its right, title and interest in the Securitized Utility Tariff Property and this Agreement to the Trustee for the benefit of the Securitized Utility Tariff Bondholders.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in Appendix A to this Agreement. Not all terms defined in Appendix A to this Agreement are used in this Agreement.

Section 1.02    Other Definitional Provisions.

(a)    “Agreement” means this Securitized Utility Tariff Property Purchase and Sale Agreement, as the same may be amended and supplemented from time to time.

(b)    Non-capitalized terms used herein which are defined in the Securitization Act, as the context requires, have the meanings assigned to such terms in the Securitization Act, but without giving effect to amendments to the Securitization Act after the date hereof which have a material adverse effect on the Issuer or the Securitized Utility Tariff Bondholders.

(c)    All terms defined in this Agreement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(d)    The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e)    The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE II

CONVEYANCE OF THE SECURITIZED UTILITY TARIFF PROPERTY

Section 2.01    Conveyance of the Securitized Utility Tariff Property.

(a)    In consideration of the Issuer’s payment to or upon the order of the Seller of $         (the “Purchase Price”), subject to the satisfaction or waiver of the conditions specified in Section 2.02, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject, for the avoidance of doubt, to the express obligations of the Seller herein) or warranty, except as set forth herein, all right, title and interest of the Seller in and to the Securitized Utility Tariff Property as identified in the Bill of Sale delivered pursuant to Section 2.02(i) on or prior to the Closing Date (such sale, transfer, assignment, setting over and conveyance of the Securitized Utility Tariff Property to include, to the fullest extent permitted by the Securitization Act, the right to impose, collect and receive the Securitized Utility Tariff Charges, as the same may be adjusted from time to time). Such sale, transfer, assignment, setting over and conveyance of the Securitized Utility Tariff Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to K.S.A. §66-1,246(a) and other applicable law, is a true sale and is not a secured transaction and title and ownership has passed to the Issuer. The preceding sentence is the statement referred to in K.S.A. §66-1,246(a). The Seller agrees and confirms that upon payment of the Purchase Price and the execution and delivery of this Agreement and the Bill of Sale, the sale, transfer and assignment hereunder shall be effective and the Seller shall have no right, title or interest in, to or under the Securitized Utility Tariff Property.

(b)    Subject to the satisfaction or waiver of conditions specified in Section 2.02, the Issuer does hereby purchase the Securitized Utility Tariff Property from the Seller for the consideration set forth in Section 2.01(a).

(c)    The Seller and the Issuer each acknowledge and agree that the purchase price for the Securitized Utility Tariff Property sold pursuant to this Agreement is equal to its fair market value at the time of sale.

Section 2.02    Conditions to Conveyance of the Securitized Utility Tariff Property. The obligation of the Seller to sell, and the obligation of the Issuer to purchase the Securitized Utility Tariff Property on the Closing Date shall be subject to and conditioned upon the satisfaction or waiver of each of the following conditions:

(i)    on or prior to the Closing Date, the Seller shall deliver to the Issuer a duly executed Bill of Sale identifying the Securitized Utility Tariff Property, substantially in the form of Exhibit A hereto;

(ii)    as of the Closing Date, the representations and warranties of the Seller in this Agreement shall be true and correct in all material respects and no material breach by the Seller of its covenants in this Agreement shall exist and the Seller shall have delivered to the Issuer and the Trustee an Officer’s Certificate to such effect and no Servicer Default shall have occurred and be continuing;

(iii)    as of the Closing Date:

(A)    the Issuer shall have sufficient funds available to pay the Purchase Price,

(B)    all conditions set forth in the Indenture to the issuance of the Securitized Utility Tariff Bonds shall have been satisfied or waived, and

(C)    the Seller is not insolvent and will not have been made insolvent by the sale of the Securitized Utility Tariff Property and the Seller is not aware of any pending insolvency with respect to itself.

(iv)    on or prior to the Closing Date, the Seller shall have taken all actions required under the Securitization Act, the Financing Order and other applicable law for the Issuer to have ownership of the Securitized Utility Tariff Property, free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture; and the Issuer, or the Servicer on behalf of the Issuer, shall have taken any action required for the Issuer to grant the Trustee a first priority perfected security interest in the Trust Estate and maintain such security interest as of such date (including all actions required under the Securitization Act, the Financing Order and the Uniform Commercial Code as enacted in the State of Kansas and each other applicable jurisdiction (the “UCC”));

(v)    the Seller shall have delivered to each Rating Agency and to the Issuer any Opinions of Counsel requested by the Rating Agencies;

(vi)    the Seller shall have delivered to the Trustee and the Issuer an Officer’s Certificate confirming the satisfaction of each relevant condition precedent specified in this Section 2.02; and

(vii)    the Seller shall have received the Purchase Price in funds immediately available on the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

As of the Closing Date, the Seller makes the following representations and warranties on which the Issuer has relied and will rely in acquiring the Securitized Utility Tariff Property. The following representations and warranties are made under existing law as in effect as of the Closing Date. The Seller shall not be in breach of any representation or warranty herein as a result of a change in law occurring after the Closing Date, including by means of legislative enactment, constitutional amendment or voter initiative. The representations and warranties shall survive the sale of the Securitized Utility Tariff Property to the Issuer and the pledge thereof on the Closing Date to the Trustee pursuant to the Indenture.

Section 3.01    Organization and Good Standing. The Seller is a corporation duly organized and in good standing under the laws of the State of Oklahoma, with corporate power and authority to own its properties and to conduct its business as currently owned or conducted.

Section 3.02    Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller’s business, operations, assets, revenues or properties).

Section 3.03    Power and Authority. The Seller has the corporate power and authority to obtain the Financing Order and to execute and deliver this Agreement and to carry out its terms; the Seller has the corporate power and authority to own the rights and interests under the Financing Order, and to sell and assign the rights and interests under the Financing Order and in the Securitized Utility Tariff Property to the Issuer; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary corporate action.

Section 3.04    Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

Section 3.05    No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not: (i) conflict with or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, each as amended to the date of this Agreement, or any indenture, mortgage, credit agreement or other agreement or instrument to which the Seller is a party or by which it or its properties is bound; (ii) result in the creation or imposition of any Lien upon any of the Seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (except for any Lien created by the Issuer under the Basic Documents in favor of the Securitized Utility Tariff Bondholders and in accordance with K.S.A. §66-1,245); or (iii) violate any existing law or any existing order, rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or its properties.

Section 3.06    No Proceedings. Except as disclosed in the Issuer’s prospectus dated            , 2022 relating to the Securitized Utility Tariff Bonds (the “Prospectus”), there are no proceedings pending and, to the Seller’s knowledge, (x) there are no proceedings threatened and (y) there are no investigations pending or threatened before any Governmental Authority having jurisdiction over the Seller or its properties involving or relating to the Seller or the Issuer or, to the Seller’s knowledge, any other Person:

(i)    asserting the invalidity of this Agreement, any of the other Basic Documents, the Securitized Utility Tariff Bonds, the Securitization Act or the Financing Order;

(ii)    seeking to prevent the issuance of the Securitized Utility Tariff Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents;

(iii)    seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Securitized Utility Tariff Bonds; or

(iv)    challenging the Seller’s treatment of the Securitized Utility Tariff Bonds as debt of the Seller for federal or state income, gross receipts or franchise tax purposes.

Section 3.07    Approvals. Except for continuation filings under the UCC and the Securitization Act, no approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required under an applicable law, rule or regulation in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement.

Section 3.08    The Securitized Utility Tariff Property.

(a)    Information. Subject to Section 3.16, all written information, as amended or supplemented from time to time prior to the date this representation is made, provided by the Seller to the Issuer with respect to the Securitized Utility Tariff Property (including the Financing Order and the Issuance Advice Letter) is correct in all material respects and does not omit any material facts required to be included therein and all historical data for the purpose of calculating the initial Securitized Utility Tariff Charges in the Issuance Advice Letter and the assumptions used for such calculations are reasonable and such calculations were made in good faith.

(b)    Effect of Transfer. It is the intention of the parties hereto that (other than for United States federal income tax purposes and, to the extent consistent with applicable state tax laws, state income and franchise tax purposes) the sale, transfer, assignment, setting over and conveyance herein contemplated constitutes a sale or other absolute transfer of all right, title and interest of the Seller in and to the Securitized Utility Tariff Property from the Seller to the Issuer. Upon execution and delivery of this Agreement and the Bill of Sale and payment of the Purchase Price, the Seller will have no right, title or interest in, to or under the Securitized Utility Tariff Property; and that such Securitized Utility Tariff Property would not be a part of the estate of the Seller as debtor in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No portion of the Securitized Utility Tariff Property has been sold, transferred, assigned, pledged or otherwise conveyed by the Seller to any person other than the Issuer, and, to the Seller’s knowledge, no security arrangement, financing statement or equivalent security or lien instrument listing the Seller, as debtor, and all or a portion of the Securitized Utility Tariff Property, as collateral, is on file or of record in Kansas, except such as may have been filed or recorded in favor of the Issuer or the Trustee in connection with the Basic Documents.

(c)    Transfer Filings.

(i)    The Seller is the sole owner of all the rights and interests under the Financing Order to be sold to the Issuer on the Closing Date.

(ii)    On the Closing Date, immediately upon the sale hereunder, the Securitized Utility Tariff Property will have been validly sold, assigned, transferred, set over and conveyed to the Issuer free and clear of all Liens (except for any Lien created by the Issuer under the Basic Documents in favor of the Securitized Utility Tariff Bondholders and in accordance with K.S.A. §66-1,245).

(iii)    All actions or filings (including filings with the Kansas Secretary of State in accordance with the rules prescribed under the Securitization Act) necessary in any jurisdiction to give the Issuer a perfected ownership interest (subject to any Lien created by the Issuer under the Basic Documents in favor of the Securitized Utility Tariff Bondholders and in accordance with K.S.A. §66-1,245) in the Securitized Utility Tariff Property and to grant to the Trustee a first priority perfected security interest in the Securitized Utility Tariff Property, free and clear of all Liens of the Seller or anyone else (except for any Lien created by the Issuer under the Basic Documents in favor of the Securitized Utility Tariff Bondholders and in accordance with K.S.A. §66-1,245), have been taken or made.

Section 3.09    Solvency. After giving effect to the sale of the Securitized Utility Tariff Property hereunder, the Seller:

(i)    is solvent and expects to remain solvent,

(ii)    is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes,

(iii)    is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital,

(iv)    reasonably believes that it will be able to pay its debts as they come due, and

(v)    is able to pay its debts as they come due and does not intend to incur, or believes that it will incur, indebtedness that it will not be able to repay at its maturity.

Section 3.10    The Financing Order.

(a)    The Financing Order was issued by the Kansas Commission on August 18, 2022 in accordance with the Securitization Act; the Financing Order and the process by which it was issued comply with all applicable laws, rules and regulations of the State of Kansas and the federal laws of the United States, and the Financing Order is final, non-appealable and in full force and effect.

(b)    As of the date of issuance of the Securitized Utility Tariff Bonds, the Securitized Utility Tariff Bonds will be entitled to the protections provided by the Securitization Act and the Financing Order, the Issuance Advice Letter and the Securitized Utility Tariff Charges authorized therein will have become irrevocable and not subject to reduction, impairment or adjustment by further action of the Kansas Commission, except for changes made pursuant to the adjustment mechanism authorized under the Securitization Act, and the Issuance Advice Letter and the Securitized Utility Tariff have been filed in accordance with the Financing Order. The Issuance Advice Letter have been filed in accordance with the Financing Order. The initial Securitized Utility Tariff Charges and the final terms of the Securitized Utility Tariff Bonds set forth in the Issuance Advice Letter have become effective. No other approval, authorization, consent, order or other action of, or filing with any Governmental Authority is required in connection with the creation of the Securitized Utility Tariff Property transferred on such date, except those that have been obtained or made.

Section 3.11    State Action.

(a)    Under K.S.A. §66-1,252(a), the State of Kansas has pledged that it will not take any action listed in such section or, except for changes made pursuant to the adjustment mechanism authorized under the Securitization Act, reduce, alter or impair the Securitized Utility Tariff Charges until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the Securitized Utility Tariff Bonds, have been paid and performed in full.

(b)    Under the laws of the State of Kansas and the federal laws of the United States, a reviewing court of competent jurisdiction would hold that (x) the State of Kansas could not constitutionally take any action of a legislative character, including the repeal or amendment of the Securitization Act, which would substantially limit, alter or impair the Securitized Utility Tariff Property or other rights vested in the Securitized Utility Tariff Bondholders pursuant to the Financing Order, or substantially limit, alter, impair or reduce the value or amount of the Securitized Utility Tariff Property, unless such action is a reasonable and necessary exercise of the State of Kansas’s sovereign powers based on reasonable conditions and of a character reasonable and appropriate to the emergency or other significant and legitimate public purpose justifying such action, and, (y) under the takings clauses of the State of Kansas and United States Constitutions, if the court concludes that the Securitized Utility Tariff Property is protected by the takings clauses, the State of Kansas could not repeal or amend the Securitization Act or take any other action in contravention of its pledge referred to in subsection (a) above without paying just compensation to the Securitized Utility Tariff Bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the Securitized Utility Tariff Bondholders in the Securitized Utility Tariff Property and deprive the Securitized Utility Tariff Bondholders of their reasonable expectations arising from their investments in the Securitized Utility Tariff Bonds; however, there is no assurance that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the Securitized Utility Tariff Bonds.

(c)    Under the laws of the State of Kansas and the United States Constitution, a Kansas state court reviewing an appeal of Kansas Commission action of a legislative character would conclude that the Kansas Commission Pledge (i) creates a binding contractual obligation of the State of Kansas for purposes of the contract clauses of the United States Constitution, and (ii) provides a basis upon which the Securitized Utility Tariff Bondholders could challenge successfully any action of the Kansas Commission of a legislative character, including the rescission or amendment of the Financing Order, that such court determines violates the Kansas Commission Pledge in a manner that substantially reduces, limits or impairs the value of the Securitized Utility Tariff Property or the Securitized Utility Tariff Charges, prior to the time that the Securitized Utility Tariff Bonds are paid in full and discharged, unless there is a judicial finding that the Kansas Commission action clearly is exercised for a public end and is reasonably necessary to the accomplishment of that public end so as not to be arbitrary, capricious or an abuse of authority. There is no assurance, however, that, even if a court were to award just compensation it would be sufficient to pay the full amount of principal and interest on the Securitized Utility Tariff Bonds.

Section 3.12    No Court Order. There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Securitization Act, the Financing Order, the Issuance Advice Letter, the Securitized Utility Tariff Property or the Securitized Utility Tariff Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.

Section 3.13    Approvals Concerning the Securitized Utility Tariff Property. Under the laws of the State of Kansas and the federal laws of the United States, no other approval, authorization, consent, order or other action of, or filing with any Governmental Authority is required in connection with the creation or transfer of the Seller’s rights and interests under the Financing Order and the Issuer’s purchase of the Securitized Utility Tariff Property from the Seller, except those that have been obtained or made.

Section 3.14    No Right of Kansas Voters to Act by Initiative or Referendum. Apart from amending the Constitution of the State of Kansas, the citizens of the State of Kansas currently do not have the constitutional right to adopt or revise state laws by initiative or referendum.

Section 3.15    Tax Liens. The Seller is not aware of any judgment or tax Lien filings against the Issuer or the Seller that would result in a Lien on the Securitized Utility Tariff Property.

Section 3.16    Assumptions. Based on information available to the Seller on the date hereof, the assumptions used in calculating the Securitized Utility Tariff Charges in the Issuance Advice Letter are reasonable and made in good faith; however, notwithstanding the foregoing,

THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT BILLED SECURITIZED UTILITY TARIFF CHARGES WILL BE ACTUALLY COLLECTED FROM CUSTOMERS, OR THAT AMOUNTS ACTUALLY COLLECTED ARISING FROM THE SECURITIZED UTILITY TARIFF CHARGES WILL IN FACT BE SUFFICIENT TO MEET THE PAYMENT OBLIGATIONS ON THE SECURITIZED UTILITY TARIFF BONDS OR THAT THE ASSUMPTIONS USED IN CALCULATING SUCH SECURITIZED UTILITY TARIFF CHARGES WILL IN FACT BE REALIZED.

Section 3.17    Creation of the Securitized Utility Tariff Property.

(a)    Upon the effectiveness of the Financing Order, the transfer of the Seller’s rights and interests under the Financing Order related to the Securitized Utility Tariff Bonds and the Issuer’s purchase of the Securitized Utility Tariff Property from the Seller pursuant to this Agreement, the Securitized Utility Tariff Property will constitute a present contract right vested in the Issuer.

(b)    Upon the effectiveness of the Financing Order, the Issuance Advice Letter and the Securitized Utility Tariff, the transfer of the Seller’s rights and interests under the Financing Order and the Issuer’s purchase of the Securitized Utility Tariff Property from the Seller pursuant to this Agreement, the Securitized Utility Tariff Property includes:

i

the right to impose, bill, charge, collect and receive the Securitized Utility Tariff Charges, including the right to receive Securitized Utility Tariff Charges in amounts and at all times projected to be sufficient to pay scheduled principal and interest on the Securitized Utility Tariff Bonds,

ii

all rights and interest of the Seller under the Financing Order, except the rights of Seller to earn and receive a rate of return on its invested capital in the Issuer, to receive administration and servicer fees, or to use the Seller’s remaining portion of those proceeds,

iii	the rights to obtain periodic adjustments of the Securitized Utility Tariff Charges as provided in the Financing Order, and

iv	all revenues, collections, claims, rights to payments, payments, money, or proceeds arising from the rights and interests resulting from the Securitized Utility Tariff Charges.

(c)    Upon the effectiveness of the Issuance Advice Letter and the Securitized Utility Tariff, the transfer of the Seller’s rights and interests under the Financing Order and the Issuer’s purchase of the Securitized Utility Tariff Property from the Seller on the Closing Date pursuant to this Agreement, the Securitized Utility Tariff Property will not be subject to any Lien created by a previous indenture.

Section 3.18    Prospectus. As of the date hereof, the information describing the Seller under the captions “Review of Securitized Utility Tariff Property” and “The Depositor, Seller, Initial Servicer and Sponsor” in the Prospectus is true and correct in all material respects.

Section 3.19    Nature of Representations and Warranties. The representations and warranties set forth in Section 3.08 and Section 3.10 through Section 3.18, insofar as they involve conclusions of law, are made not on the basis that the Seller purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties’ good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Securitized Utility Tariff Bondholders are purchasing the Securitized Utility Tariff Bonds, and to reflect the parties’ agreement that, if such understanding turns out to be incorrect or inaccurate, the Seller will be obligated to indemnify the Issuer and its permitted assigns (to the extent required by and in accordance with Section 5.01), and that the Issuer and its permitted assigns will be entitled to enforce any rights and remedies under the Basic Documents on account of such inaccuracy to the same extent as if the Seller had breached any other representations or warranties hereunder.

Section 3.20    Waivers of Legal Warranties. The Seller makes no representation or warranty, express or implied, as to the solvency of any of its customers on the Closing Date or as to the future solvency of any of its customers.

ARTICLE IV

COVENANTS OF THE SELLER

Section 4.01    Seller’s Existence. Subject to Section 5.02, so long as any of the Securitized Utility Tariff Bonds are outstanding, the Seller (i) will keep in full force and effect its existence and remain in good standing under the laws of the state of its organization, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement to which the Seller is a party necessary to the proper administration of this Agreement and the transactions contemplated hereby and (ii) will continue to operate its natural gas delivery system to provide service to its customers.

Section 4.02    No Liens or Conveyances. Except for the conveyances hereunder or any Lien under the Basic Documents pursuant to K.S.A. §66-1,245 for the benefit of the Trustee and the Securitized Utility Tariff Bondholders, the Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any of the Securitized Utility Tariff Property, whether then existing or thereafter created, or any interest therein. The Seller shall not at any time assert any Lien against or with respect to the Securitized Utility Tariff Property, and shall defend the right, title and interest of the Issuer and the Trustee, as assignee of the Issuer, in, to and under the Securitized Utility Tariff Property against all claims of third parties claiming through or under the Seller.

Section 4.03    Use of Proceeds. The Seller will use the proceeds from the sale of the Securitized Utility Tariff Property to the Issuer in accordance with the applicable provisions of the Financing Order and the Securitization Act.

Section 4.04    Delivery of Collections. In the event that the Seller receives collections in respect of the Securitized Utility Tariff Charges or the proceeds thereof other than in its capacity as the Servicer, the Seller agrees to pay to the Servicer, on behalf of the Issuer, all payments (other than penalty amounts described in Part V(157) of the Financing Order) received by it in respect thereof as soon as practicable after receipt thereof. Prior to such remittance to the Servicer by the Seller, the Seller agrees that such amounts are held by it in trust for the Issuer and the Trustee. If the Seller becomes a party to any future trade receivables purchase and sale arrangement or similar arrangement under which it sells all or any portion of its accounts receivables, the Seller and the other parties to such arrangement shall enter into an intercreditor agreement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude Securitized Utility Tariff Charges from any receivables or other assets pledged or sold under such arrangement.

Section 4.05    Notice of Liens. The Seller shall notify the Issuer and the Trustee promptly after becoming aware of any Lien on any of the Securitized Utility Tariff Property, other than the conveyance hereunder, any Lien created in favor of the Securitized Utility Tariff Bondholders or any Lien created by the Issuer under the Indenture.

Section 4.06    Compliance with Law. The Seller shall comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any Governmental Authority applicable to the Seller, except to the extent that failure to so comply would not materially adversely affect the Issuer’s or the Trustee’s interests in the Securitized Utility Tariff Property or under any of the Basic Documents or the Seller’s performance of its obligations hereunder or under any of the other Basic Documents.

Section 4.07    Covenants Related to the Securitized Utility Tariff Property.

(a)    So long as any of the Securitized Utility Tariff Bonds are outstanding, the Seller shall:

(i)    treat the Securitized Utility Tariff Bonds as debt of the Issuer and not of the Seller, except for financial reporting or tax purposes;

(ii)    disclose in its financial statements that the Issuer is, and the Seller is not, the owner of the Securitized Utility Tariff Property and that the assets of the Issuer are not available to pay creditors of the Seller or any of its Affiliates (other than the Issuer),

(iii)    unless, and to the extent, required by applicable law or directed or required by a Governmental Authority, disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles, and

(iv)    not own or purchase any Securitized Utility Tariff Bonds.

(b)    So long as any of the Securitized Utility Tariff Bonds are outstanding,

(i)    in all proceedings relating directly or indirectly to the Securitized Utility Tariff Property, the Seller shall: (A) affirmatively certify and confirm that it has sold all of its rights and interests in and to the Securitized Utility Tariff Property to the Issuer (other than for financial reporting or tax purposes), and (B) not make any statement or reference in respect of the Securitized Utility Tariff Property that is inconsistent with the ownership thereof by the Issuer (other than for financial reporting or tax purposes);

(ii)    the Seller shall not take any action in respect of the Securitized Utility Tariff Property except solely in its capacity as the Servicer thereof pursuant to the Servicing Agreement or as contemplated by the Basic Documents;

(iii)    neither the Seller nor the Issuer shall take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer, for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, as a disregarded entity that is not separate from the Seller (or, if relevant, from another sole owner of the Issuer); and

(iv)    if the Seller enters into a sale agreement selling to any other affiliate property consisting of nonbypassable charges payable by the Seller’s retail customers comparable to those sold by the Seller pursuant to this Agreement, the Rating Agency Condition shall be satisfied with respect to the Securitized Utility Tariff Bonds prior to or coincident with such sale and the Seller shall enter into an intercreditor agreement with the Issuer, the Trustee, the issuing entity of such additional bonds and the indenture trustee for such additional bonds; and

(v)    neither the Seller nor a subsidiary of the Seller shall issue any bonds similar to the Securitized Utility Tariff Bonds or other bonds supported by nonbypassable charges payable by the Seller’s retail customers comparable to those sold by the Seller pursuant to this Agreement without the Rating Agency Condition being satisfied with respect to the Securitized Utility Tariff Bonds prior to or coincident with such issuance.

(c)    The Seller agrees that upon the sale by the Seller of all of its rights and interests in and to the Securitized Utility Tariff Property to the Issuer pursuant to this Agreement, to the fullest extent permitted by law, including applicable Kansas Commission regulations and the Securitization Act, the Issuer shall have all of the rights originally held by the Seller with respect to the transferred Securitized Utility Tariff Property, including the right (subject to the terms of the Servicing Agreement) to exercise any and all rights and remedies to collect any amounts payable by any of Seller’s retail customers in respect of the transferred Securitized Utility Tariff Property, notwithstanding any objection or direction to the contrary by the Seller (and the Seller agrees not to make any such objection or to take any such contrary action), and any payment to the Servicer by any Person responsible for remitting Securitized Utility Tariff Charges to the Servicer under the terms of the Financing Order or the Securitization Act or the Securitized Utility Tariff shall discharge such Person’s obligations in respect of the Securitized Utility Tariff Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

Section 4.08    Protection of Title. The Seller shall execute and file such filings, and cause to be executed and filed such filings, in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Issuer and the Trustee in the Securitized Utility Tariff Property, including all filings required under the Securitization Act and the UCC relating to the transfer of the ownership of the rights and interests under the Financing Order by the Seller to the Issuer and the pledge of the Securitized Utility Tariff Property by the Issuer to the Trustee. The Seller shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding reasonably necessary to compel performance by the Kansas Commission or the State of Kansas of any of their obligations or duties under the Securitization Act, the Financing Order or the Issuance Advice Letter relating to the transfer of the rights and interests under the Financing Order by the Seller to the Issuer and shall notify the Trustee of the institution of any such action. The Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary:

(a)    to protect the Issuer and the Securitized Utility Tariff Bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III; or

(b)    so long as the Seller is also the Servicer, to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Act, the Financing Order, the Issuance Advice Letter or the rights of Securitized Utility Tariff Bondholders by legislative enactment (including any action of the Kansas Commission of a legislative character) or constitutional amendment that would be materially adverse to the Issuer, the Trustee or the Securitized Utility Tariff Bondholders.

The costs of any such actions or proceedings shall be reimbursed by the Issuer to the Seller from amounts on deposit in the Collection Account as an Operating Expense (as such terms are defined in the Indenture) in accordance with the terms of the Indenture. The Seller’s obligations pursuant to this Section 4.08 shall survive and continue notwithstanding that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Seller may be required to advance its own funds to satisfy its obligation hereunder). The Seller designates the Issuer as its agent and attorney-in-fact to execute any filings of financing statements, continuation statements or other instruments required of the Seller pursuant to this Section 4.08, it being understood that the Issuer shall have no obligation to execute any such instruments.

Section 4.09    Taxes. So long as any of the Securitized Utility Tariff Bonds are outstanding, the Seller shall pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, businesses, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Securitized Utility Tariff Property; provided that no such tax need be paid if the Seller or any of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

Section 4.10    Filings Pursuant to Financing Order. The Seller shall comply with all filing requirements imposed upon the Seller in its capacity as such by the Financing Order, including making any such post-closing filings.

Section 4.11    Issuance Advice Letter. The Seller hereby agrees not to withdraw the filing of the Issuance Advice Letter with the Kansas Commission.

Section 4.12    Securitized Utility Tariff. The Seller hereby agrees to make all reasonable efforts to keep the Securitized Utility Tariff in full force and effect at all times.

Section 4.13    Notice of Breach to Rating Agencies, Etc. Promptly after obtaining knowledge thereof, in the event of a breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of any of the Seller’s representations, warranties or covenants contained herein, the Seller shall promptly notify the Issuer, the Trustee and the Rating Agencies of such breach. For the avoidance of doubt, any breach which would adversely affect scheduled payments on the Securitized Utility Tariff Bonds will be deemed to be a material breach for purposes of this Section 4.13.

Section 4.14    Further Assurances. Upon the reasonable request of the Issuer, the Seller shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectually the provisions and purposes of this Agreement.

ARTICLE V

ADDITIONAL UNDERTAKINGS OF SELLER

The Seller hereby undertakes the obligations contained in this Article V and acknowledges that the Issuer shall have the right to assign its rights with respect to such obligations to the Trustee for the benefit of the Securitized Utility Tariff Bondholders.

Section 5.01    LIABILITY OF THE SELLER; INDEMNITIES.

(a)    THE SELLER SHALL BE LIABLE IN ACCORDANCE HEREWITH ONLY TO THE EXTENT OF THE OBLIGATIONS SPECIFICALLY UNDERTAKEN BY THE SELLER UNDER THIS AGREEMENT.

(b)    THE SELLER SHALL INDEMNIFY THE ISSUER AND THE TRUSTEE, FOR ITSELF AND ON BEHALF OF THE SECURITIZED UTILITY TARIFF BONDHOLDERS, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES AND AGENTS FOR, AND DEFEND

AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL TAXES (OTHER THAN ANY TAXES IMPOSED ON SECURITIZED UTILITY TARIFF BONDHOLDERS SOLELY AS A RESULT OF THEIR OWNERSHIP OF SECURITIZED UTILITY TARIFF BONDS) THAT MAY AT ANY TIME BE IMPOSED ON OR ASSERTED AGAINST ANY SUCH PERSON UNDER EXISTING LAW AS OF THE CLOSING DATE AS A RESULT OF THE SALE AND ASSIGNMENT OF THE SELLER’S RIGHTS AND INTERESTS UNDER THE FINANCING ORDER BY THE SELLER TO THE ISSUER, THE ACQUISITION OR HOLDING OF THE SECURITIZED UTILITY TARIFF PROPERTY BY THE ISSUER OR THE ISSUANCE AND SALE BY THE ISSUER OF THE SECURITIZED UTILITY TARIFF BONDS, INCLUDING ANY SALES, GROSS RECEIPTS, TANGIBLE PERSONAL PROPERTY, PRIVILEGE, FRANCHISE OR LICENSE TAXES, BUT EXCLUDING ANY TAXES IMPOSED AS A RESULT OF A FAILURE OF SUCH PERSON TO PROPERLY WITHHOLD OR REMIT TAXES IMPOSED WITH RESPECT TO PAYMENTS ON ANY SECURITIZED UTILITY TARIFF BOND, IN THE EVENT AND TO THE EXTENT SUCH TAXES ARE NOT RECOVERABLE AS FINANCING COSTS, IT BEING UNDERSTOOD THAT THE SECURITIZED UTILITY TARIFF BONDHOLDERS SHALL BE ENTITLED TO ENFORCE THEIR RIGHTS AGAINST THE SELLER UNDER THIS SECTION 5.01(b) SOLELY THROUGH A CAUSE OF ACTION BROUGHT FOR THEIR BENEFIT BY THE TRUSTEE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

(c)    THE SELLER SHALL INDEMNIFY THE ISSUER AND THE TRUSTEE, FOR ITSELF AND ON BEHALF OF THE SECURITIZED UTILITY TARIFF BONDHOLDERS, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, ACTIONS, SUITS OR PAYMENTS OF ANY KIND WHATSOEVER THAT MAY BE IMPOSED ON OR ASSERTED AGAINST ANY SUCH PERSON (WHICH MAY INCLUDE, WITHOUT LIMITATION, AN AMOUNT EQUAL TO PRINCIPAL AND INTEREST ON THE SECURITIZED UTILITY TARIFF BONDS AS A MEASURE OF SELLER’S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 5.01) TOGETHER WITH ANY REASONABLE COSTS AND EXPENSES INCURRED BY SUCH PERSON, IN EACH CASE AS A RESULT OF THE SELLER’S BREACH OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS CONTAINED IN THIS AGREEMENT.

(d)    THE INDEMNIFICATION OBLIGATIONS OF THE SELLER UNDER THIS SECTION 5.01 SHALL RANK PARI PASSU WITH ALL OTHER GENERAL UNSECURED OBLIGATIONS OF THE SELLER.

(e)    INDEMNIFICATION UNDER THIS SECTION 5.01 SHALL SURVIVE THE RESIGNATION OR REMOVAL OF THE TRUSTEE AND THE TERMINATION OF THIS AGREEMENT AND SHALL INCLUDE REASONABLE FEES AND EXPENSES OF INVESTIGATION AND LITIGATION (INCLUDING

REASONABLE ATTORNEYS’ FEES AND EXPENSES) AND THE COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) OF ENFORCING THE SELLER’S INDEMNIFICATION OBLIGATIONS HEREUNDER. THE SELLER SHALL NOT INDEMNIFY ANY PARTY UNDER THIS SECTION 5.01 FOR ANY CHANGES IN LAW AFTER THE CLOSING DATE, INCLUDING BY MEANS OF LEGISLATIVE ENACTMENT, CONSTITUTIONAL AMENDMENT OR VOTER INITIATIVE, OR FOR ANY LIABILITY RESULTING SOLELY FROM A DOWNGRADE IN ANY RATING OF THE SECURITIZED UTILITY TARIFF BONDS BY ANY RATING AGENCY. THE SELLER SHALL NOT INDEMNIFY THE TRUSTEE OR ITS OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES OR AGENTS UNDER THIS SECTION 5.01 AGAINST ANY LIABILITY, OBLIGATION, CLAIM, ACTION, SUIT OR PAYMENT OF ANY KIND ARISING OUT OF THE WILLFUL MISCONDUCT, NEGLIGENCE OR BAD FAITH OF ANY SUCH PERSON.

(f)    THE SELLER SHALL NOT BE REQUIRED TO INDEMNIFY A PARTY UNDER THIS SECTION 5.01 FOR ANY AMOUNT PAID OR PAYABLE BY SUCH PARTY IN THE SETTLEMENT OF ANY ACTION, PROCEEDING OR INVESTIGATION WITHOUT THE PRIOR WRITTEN CONSENT OF THE SELLER WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD.

(g)    PROMPTLY AFTER RECEIPT BY A PARTY OF NOTICE OF THE COMMENCEMENT OF ANY ACTION, PROCEEDING OR INVESTIGATION, SUCH PARTY SHALL, IF A CLAIM IN RESPECT THEREOF IS TO BE MADE AGAINST THE SELLER UNDER THIS SECTION 5.01, NOTIFY THE SELLER IN WRITING OF THE COMMENCEMENT THEREOF. FAILURE BY A PARTY TO SO NOTIFY THE SELLER SHALL RELIEVE THE SELLER FROM THE OBLIGATION TO INDEMNIFY AND HOLD HARMLESS SUCH INDEMNIFIED PARTY UNDER THIS SECTION 5.01 ONLY TO THE EXTENT THAT THE SELLER SUFFERS ACTUAL PREJUDICE AS A RESULT OF SUCH FAILURE.

(h)    WITH RESPECT TO ANY ACTION, PROCEEDING OR INVESTIGATION BROUGHT BY A THIRD PARTY FOR WHICH INDEMNIFICATION MAY BE SOUGHT UNDER SECTION 5.01(c), THE SELLER SHALL BE ENTITLED TO CONDUCT AND CONTROL, AT ITS EXPENSE AND WITH COUNSEL OF ITS CHOOSING THAT IS REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY, THE DEFENSE OF ANY SUCH ACTION, PROCEEDING OR INVESTIGATION (IN WHICH CASE THE SELLER SHALL NOT THEREAFTER BE RESPONSIBLE FOR THE FEES AND EXPENSES OF ANY SEPARATE COUNSEL RETAINED BY THE INDEMNIFIED PARTY EXCEPT AS SET FORTH BELOW); PROVIDED THAT THE INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO PARTICIPATE IN SUCH ACTION, PROCEEDING OR INVESTIGATION THROUGH COUNSEL CHOSEN BY IT AND AT ITS OWN EXPENSE. NOTWITHSTANDING THE SELLER’S ELECTION TO ASSUME THE DEFENSE OF ANY ACTION, PROCEEDING OR INVESTIGATION, THE INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO EMPLOY SEPARATE COUNSEL (INCLUDING LOCAL COUNSEL), AND THE

SELLER SHALL BEAR THE REASONABLE FEES, COSTS AND EXPENSES OF SUCH SEPARATE COUNSEL IF (I) THE DEFENDANTS IN ANY SUCH ACTION INCLUDE BOTH THE INDEMNIFIED PARTY AND THE SELLER AND THE INDEMNIFIED PARTY SHALL HAVE REASONABLY CONCLUDED THAT THERE MAY BE LEGAL DEFENSES AVAILABLE TO IT THAT ARE DIFFERENT FROM OR ADDITIONAL TO THOSE AVAILABLE TO THE SELLER, (II) THE SELLER SHALL NOT HAVE EMPLOYED COUNSEL REASONABLY SATISFACTORY TO THE INDEMNIFIED PARTY TO REPRESENT THE INDEMNIFIED PARTY WITHIN A REASONABLE TIME AFTER NOTICE OF THE INSTITUTION OF SUCH ACTION, (III) THE SELLER SHALL AUTHORIZE THE INDEMNIFIED PARTY TO EMPLOY SEPARATE COUNSEL AT THE EXPENSE OF THE SELLER OR (IV) IN THE CASE OF THE TRUSTEE, SUCH ACTION EXPOSES THE TRUSTEE TO A MATERIAL RISK OF CRIMINAL LIABILITY OR FORFEITURE OR A SERVICER DEFAULT HAS OCCURRED AND IS CONTINUING. NOTWITHSTANDING THE FOREGOING, THE SELLER SHALL NOT BE OBLIGATED TO PAY FOR THE FEES, COSTS AND EXPENSES OF MORE THAN ONE SEPARATE COUNSEL FOR THE INDEMNIFIED PARTIES OTHER THAN ONE LOCAL COUNSEL, IF APPROPRIATE.

NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL ANY SUCH FOREGOING INDEMNITY EXTEND TO THE COLLECTIBILITY OF THE SECURITIZED UTILITY TARIFF CHARGES FROM ANY PERSON RESPONSIBLE FOR REMITTING SECURITIZED UTILITY TARIFF CHARGES TO THE SERVICER UNDER THE TERMS OF THE FINANCING ORDER, THE SECURITIZATION ACT OR AN APPLICABLE SECURITIZED UTILITY TARIFF, OR THE CREDITWORTHINESS OF ANY SUCH PERSON OR THE INABILITY OR FAILURE OF SUCH PERSON TO TIMELY PAY ALL OR A PORTION OF THE SECURITIZED UTILITY TARIFF CHARGES. THE REMEDIES PROVIDED IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE REMEDIES AGAINST THE SELLER FOR BREACH OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS IN THIS AGREEMENT.

Section 5.02    Merger, Conversion or Consolidation of, or Assumption of the Obligations of, the Seller.

Any Person:

(a)    into which the Seller may be merged, converted or consolidated and which succeeds to all or substantially all of the natural gas utility business in the State of Kansas of the Seller,

(b)    which results from the division of the Seller into two or more Persons and which succeeds to all or substantially all of the natural gas utility business in the State of Kansas of the Seller,

(c)    which may result from any merger, conversion or consolidation to which the Seller shall be a party and which succeeds to all or substantially all of the natural gas utility business in the State of Kansas of the Seller,

(d)    which may purchase or otherwise succeed to the properties and assets of the Seller substantially as a whole and which purchases or otherwise succeeds to all or substantially all of the natural gas utility business in the State of Kansas of the Seller, or

(e)    which may otherwise purchase or succeed to all or substantially all of natural gas utility business in the State of Kansas of the Seller,

which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that

(i)    immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to Article III or Article IV shall have been breached in any material respect and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing,

(ii)    the Rating Agencies shall have received prior written notice of such transaction,

(iii)    the Seller shall have delivered to the Issuer and the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, conversion, merger, division or succession and such agreement of assumption comply with this Section 5.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,

(iv)    the Seller shall have delivered to the Issuer and the Trustee an Opinion of Counsel either

(A)    stating that, in the opinion of such counsel, all filings to be made by the Seller, including filings with the Kansas Commission pursuant to the Securitization Act, that are necessary fully to preserve and protect the respective interests of the Issuer and the Trustee in the Securitized Utility Tariff Property have been executed and filed, and reciting the details of such filings, or

(B)    stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests, and

(v)    the Seller shall have delivered to the Issuer, the Trustee and the Rating Agencies an opinion of independent tax counsel (as selected by, and in form and substance satisfactory to the Seller, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for federal income tax purposes, such transaction will not result in a material adverse federal income tax consequence to the Issuer, the Trustee or the Securitized Utility Tariff Bondholders.

The Seller shall not consummate any transaction referred to in clauses (a), (b), (c), (d) or (e) above except upon execution of the above described agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above. When any Person acquires the properties and assets of the Seller substantially as a whole and succeeds to all or substantially all of the natural gas utility business in the State of Kansas of the Seller, or otherwise becomes the successor to the Seller in accordance with the terms of this Section 5.02, then upon the satisfaction of all of the other conditions of this Section 5.02, the Seller shall automatically and without further notice be released from its obligations hereunder.

Section 5.03    Limitation on Liability of the Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.07, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01    Amendment.

(a)    This Agreement may be amended in writing by the Seller and the Issuer, provided that (i) the Rating Agency Condition has been satisfied in connection therewith, (ii) the Trustee has consented thereto and (iii) in the case of any amendment that increases Ongoing Financing Costs as defined in the Financing Order, the Kansas Commission has consented thereto or shall be conclusively deemed to have consented thereto; provided, that any such amendment may not adversely affect the interest of any Securitized Utility Tariff Bondholder in any material respect without the consent of Securitized Utility Tariff Bondholders representing not less than a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies. With respect to the Kansas Commission’s consent to any amendment to this Agreement,

(i)    the Seller may submit the amendment to the Kansas Commission by delivering to the Kansas Commission’s Executive Director a written request for such consent, which request shall contain:

(A)    a reference to Docket No. 22-KGSG-466-TAR and a statement as to the possible effect of the amendment on Ongoing Financing Costs;

(B)    an Officer’s Certificate stating that the proposed amendment has been approved by all relevant parties to this Agreement; and

(C)    a statement identifying the person to whom the Kansas Commission or its staff is to address its consent to the proposed amendment or request additional time;

(ii)    Any amendment requiring the consent of the Kansas Commission as provided in this Section 6.01(a) shall become effective on the later of:

(A)    the date proposed by the parties to the amendment, or

(B)    31 days after such submission of the amendment to the Kansas Commission unless the Kansas Commission issues an order disapproving the amendment within a 30-day period.

(b)    Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and all conditions precedent have been satisfied. The Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment that affects their own rights, duties or immunities under this Agreement or otherwise. Following delivery of a notice to the Kansas Commission by the Seller under Section 6.01(a) above, the Seller and Issuer may at any time withdraw from the Kansas Commission further consideration of any notification of a proposed amendment.

Section 6.02    Notices. Unless otherwise specifically provided herein, all demands, notices and communications upon or to the Seller, the Issuer, the Trustee, the Kansas Commission or the Rating Agencies under this Agreement shall be in writing, delivered personally, via facsimile, reputable overnight courier or by certified mail, return-receipt requested, and shall be deemed to have been duly given upon receipt

(a)    in the case of the Seller, to KGS, 15 East Fifth Street, Tulsa Oklahoma 74103, Attention: Treasurer,

(b)    in the case of the Issuer, to Kansas Gas Service Securitization I, L.L.C., 15 East Fifth Street, Suite 2662, Tulsa Oklahoma 74103, Attention: Manager,

(c)    in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ABSCORMonitoring@moodys.com (for notices) and servicereports@moodys.com (for servicer reports and other reports) (all notices and reports to be delivered to Moody’s in writing by email),

(d)    in the case of Fitch, to Fitch, Ratings, Inc., 300 West 57th Street, New York, New York 10019, Attention: ABS Surveillance, Telephone: (212) 908-0500,

(e)    in the case the Trustee, at the address provided for notices or communications to the Trustee in the Indenture, and

(f)    in the case of the Kansas Commission, to 1500 SW Arrowhead Road, Topeka, Kansas 66604-4027, Attention: Executive Director;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 6.03    Assignment by the Seller. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.

Section 6.04    Pledge to the Trustee. The Seller hereby acknowledges and consents to any pledge and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Securitized Utility Tariff Bondholders of all right, title and interest of the Issuer in, to and under the Securitized Utility Tariff Property and the proceeds thereof and the pledge of any or all of the Issuer’s rights hereunder to the Trustee. Notwithstanding such pledge, in no event shall the Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

Section 6.05    Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Issuer and the Trustee, on behalf of itself and the Securitized Utility Tariff Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 6.06    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.07    Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6.08    Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 6.09    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 6.10    Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Sale Agreement is executed and delivered by the Trustee, not individually or personally but solely as Trustee on behalf of the Secured Parties, in the exercise of the powers and authority conferred and vested in it. The Trustee in acting hereunder is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

Section 6.11    Waivers. Any term or provision of this Sale Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof; provided, however, that no such waiver delivered by the Issuer shall be effective unless the Trustee has given its prior written consent thereto. Any such waiver shall be validly and sufficiently authorized for the purposes of this Sale Agreement if, as to any party, it is authorized in writing by an authorized representative of such party, with prompt written notice of any such waiver to be provided to the Rating Agencies and the Kansas Commission. The failure of any party hereto to enforce at any time any provision of this Sale Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Sale Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Sale Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 6.12    Nonpetition Covenants.

(a)    Notwithstanding any prior termination of this Agreement or the Indenture, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding-up or liquidation of the affairs of the Issuer.

(b)    Notwithstanding any prior termination of this Agreement or the Indenture, the Issuer shall not, prior to the date which is one year and one day after the termination of the Indenture, petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of the property of the Seller, or ordering the winding-up or liquidation of the affairs of the Seller.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

KANSAS GAS SERVICE SECURITIZATION I, L.L.C.,
as Issuer,

By:
Name:
Title:

KANSAS GAS SERVICE,
a Division of ONE Gas, Inc.,
as Seller,

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee under the Indenture

By:
Name:
Title:

APPENDIX A—DEFINITIONS

The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

“Administration Agreement” means the Administration Agreement, dated as of            , 2022, between the Issuer and the Seller, as the same may be amended and supplemented from time to time.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

“Agreement” or the “Sale Agreement” means this Securitized Utility Tariff Property Purchase and Sale Agreement, as the same may be amended and supplemented from time to time.

“Basic Documents” means the Certificate of Formation of the Issuer which was filed with the Secretary of State of the State of Delaware on August 30, 2022, the limited liability company agreement of the Issuer, as amended to the date hereof, the Sale Agreement, the Bill of Sale, the Servicing Agreement, the Administration Agreement and the Indenture.

“Bill of Sale” means the Bill of Sale, dated as of            , 2022, issued by the Seller to the Issuer pursuant to the Sale Agreement evidencing the sale of the Securitized Utility Tariff Property by the Seller to the Issuer.

“Closing Date” means the date on which the Securitized Utility Tariff Bonds are to be originally issued in accordance with Section 2.10 of the Indenture.

“Financing Order” means Financing Order No. 22-KGSG-466-TAR issued by the Kansas Commission on August 18, 2022 in Docket No. 22-KGSG-466-TAR pursuant to the Securitization Act.

“Fitch” means Fitch Ratings, Inc., or any successor in interest.

“Governmental Authority” means any court or any federal or state regulatory body, administrative agency or governmental instrumentality.

“Indenture” means the Indenture, dated as of            , 2022, among the Issuer, the Trustee and the Securities Intermediary, and the Series Supplement (including the forms and terms of the Securitized Utility Tariff Bonds), as the same may be amended and supplemented with respect to the Securitized Utility Tariff Bonds from time to time.

“Issuance Advice Letter” means the issuance advice letter submitted to the Kansas Commission on            , 2022 by the Seller pursuant to the Financing Order in connection with the issuance of the Securitized Utility Tariff Bonds.

Appendix A-1

“Issuer” means Kansas Gas Service Securitization I, L.L.C., a Delaware limited liability company, or its successor under the Indenture.

“Kansas Commission” means the State Corporation Commission of the State of Kansas or any successor.

“Kansas Commission Pledge” means the pledge of the Kansas Commission found in Part V(159) of the Financing Order.

“KGS” means Kansas Gas Service, a division of ONE Gas, Inc., or its successor.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“Moody’s” means Moody’s Investors Service, Inc., or any successor in interest.

“Officer’s Certificate” means a certificate signed, in the case of the Seller, by the chief executive officer, the president, the chief financial officer, any vice president, the general counsel, the treasurer, the assistant treasurer, the secretary, or any assistant secretary of the Seller.

“Opinion of Counsel” means one or more written opinions of counsel who may be an employee of or counsel to the Issuer or the Seller, which counsel shall be reasonably acceptable to the Trustee, the Kansas Commission, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the Trustee or the Kansas Commission, if applicable.

“Outstanding Amount” has the meaning specified in the Indenture.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Prospectus” has the meaning specified in Section 3.06 hereof.

“Purchase Price” has the meaning specified in Section 2.01(a) hereof.

“Rating Agency” means, with respect to the Securitized Utility Tariff Bonds, any of Moody’s or Fitch that provides a rating with respect to the Securitized Utility Tariff Bonds. If no such organization (or successor) is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, at least ten Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of Fitch and Moody’s to the Servicer, the Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of the Securitized Utility Tariff Bonds; provided, that, if, within such ten Business Day period, a Rating Agency has neither replied to such notification nor responded in a manner that indicates

Appendix A-2

that such Rating Agency is reviewing and considering the notification, then (a) the Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request, and if it has, promptly request the related Rating Agency Condition confirmation and (b) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five Business Days following such second request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

“Secured Parties” mean the Trustee, the Securitized Utility Tariff Bondholders and any credit enhancer described in the Series Supplement.

“Securities Intermediary” means U.S. Bank National Association, or its successor or any successor securities intermediary under the Indenture.

“Securitization Act” means K.S.A. §§66-1,240 through 66-1,253, also known as the Kansas Utility Financing and Securitization Act, authorizing the securitization of certain generating facilities and qualified extraordinary costs, and providing for the approval and issuance of securitized utility tariff bonds.

“Securitized Utility Tariff” means the Winter Event Securitized Cost Recovery Rider filed by the Seller pursuant to Part V(128) of the Financing Order.

“Securitized Utility Tariff Bond” means any of the Senior Secured Securitized Utility Tariff Bonds issued by the Issuer pursuant to the Indenture and the Series Supplement.

“Securitized Utility Tariff Bondholder” means a Person in whose name a Securitized Utility Tariff Bond is registered on the Securitized Utility Tariff Bond Register.

“Securitized Utility Tariff Bond Register” has the meaning specified in Section 2.05 of the Indenture.

“Securitized Utility Tariff Charges” means the nonbypassable amounts to be charged to any existing or future retail customer located within KGS’s service area, approved by the Kansas Commission in the Financing Order that may be collected by the Seller, its successors, assignees or other collection agents as provided for in the Financing Order.

“Securitized Utility Tariff Property” means all of Seller’s rights and interest under the Financing Order (including, without limitation, rights to impose, collect and receive the “securitized utility tariff charges” (as defined in the Securitization Act) approved in such Financing Order) issued by the Kansas Commission on August 18, 2022 (Docket No. 22-KGSG-466-TAR) pursuant to the Securitization Act, except the rights of Seller to earn and receive a rate of return on its invested capital in the Issuer, to receive administration and servicer fees, or to use the Seller’s remaining portion of those proceeds.

“Seller” means KGS, or its successor, in its capacity as seller of the Securitized Utility Tariff Property to the Issuer pursuant to the Sale Agreement.

Appendix A-3

“Servicer” means KGS, in its capacity as the servicer under the Servicing Agreement, and each successor to or assignee of KGS (in the same capacity) pursuant to the relevant sections of the Servicing Agreement.

“Servicer Default” means the occurrence and continuation of one of the events specified in Section 7.01 of the Servicing Agreement.

“Servicing Agreement” means the Securitized Utility Tariff Property Servicing Agreement, dated as of            , 2022, between the Issuer and the Servicer and acknowledged by the Trustee, as the same may be amended and supplemented from time to time.

“Trust Estate” means the “Series Trust Estate” as such term is defined in the Series Supplement.

“Trustee” means U.S. Bank Trust Company, National Association, or its successor or any successor Trustee under the Indenture.

“UCC” has the meaning specified in Section 2.02(iv) hereof.

Appendix A-4

EXHIBIT A

BILL OF SALE

1.

This Bill of Sale is being delivered pursuant to the Securitized Utility Tariff Property Purchase and Sale Agreement, dated as of            , 2022 (the “Sale Agreement”), between Kansas Gas Service, a division of ONE Gas, Inc. (the “Seller”), and Kansas Gas Service Securitization I, L.L.C. (the “Issuer”). All capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sale Agreement.

2.

In consideration of the Issuer’s payment to the Seller of $         , receipt of which is hereby acknowledged, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as set forth in the Sale Agreement, all right, title and interest of the Seller in, to and under the Securitized Utility Tariff Property identified on Schedule 1 hereto (such sale, transfer, assignment, setting over and conveyance of the Securitized Utility Tariff Property includes, to the fullest extent permitted by the Securitization Act, the right to impose, collect and receive the Securitized Utility Tariff Charges related to the Securitized Utility Tariff Property, as the same may be adjusted from time to time). Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale or other absolute transfer and, pursuant to K.S.A. §66-1,246(a) and other applicable law, is a true sale and is not a secured transaction and title and ownership has passed to the Issuer. The preceding sentence is the statement referred to in K.S.A. §66-1,246(a). The Seller agrees and confirms that, after giving effect to the sale evidenced by this Bill of Sale, the Seller has no right, title or interest in, to or under the Securitized Utility Tariff Property.

3.	The Issuer does hereby purchase the Securitized Utility Tariff Property identified on Schedule 1 hereto from the Seller for the consideration set forth in paragraph 2 above.

4.

The Seller and the Issuer each acknowledge and agree that the purchase price for the Securitized Utility Tariff Property sold pursuant to this Bill of Sale and the Sale Agreement is equal to its fair market value on the date hereof.

5.

The Seller confirms that each of the representations and warranties on the part of the Seller contained in the Sale Agreement are true and correct in all material respects on the date hereof as if made on the date hereof.

6.

This Bill of Sale may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

7.

THIS BILL OF SALE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit A-1

IN WITNESS WHEREOF, the Seller and the Issuer have duly executed this Bill of Sale as of the    day of         , 2022.

KANSAS GAS SERVICE SECURITIZATION I, L.L.C.,
as Issuer,

By:
Name:
Title:

KANSAS GAS SERVICE,
a Division of ONE Gas, Inc.,
as Seller,

By:
Name:
Title:

Exhibit A-2

SCHEDULE 1

to

BILL OF SALE

Securitized Utility Tariff Property

All of Seller’s rights and interest under the Financing Order (including, without limitation, rights to impose, collect and receive the “securitized utility tariff charges” (as defined in the Securitization Act) approved in such Financing Order) issued by the Kansas Commission on August 18, 2022 (Docket No. 22-KGSG-466-TAR) pursuant to the Securitization Act, except the rights of Seller to earn and receive a rate of return on its invested capital in the Issuer, to receive administration and servicer fees, or to use the Seller’s remaining portion of those proceeds.

Schedule 1-1